Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and year ended December 31, 2020 are based on the historical financial statements of PLBY Group, Inc. (“PLBY”) and Honey Birdette (Aust) Pty Limited (“Honey Birdette”) after giving effect to PLBY’s acquisition of Honey Birdette using the acquisition method of accounting and applying the assumptions and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives effect to the closing of the acquisition (the “Closing”) as if it took place on June 30, 2021 and combines the historical balance sheets of PLBY as of June 30, 2021 and Honey Birdette as of June 27, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 give effect to the Closing as if it took place as of January 1, 2020. As PLBY and Honey Birdette have different quarter and year ends, we have prepared Honey Birdette’s statements of operations for the 52-week period ended December 27, 2020 and for the 26-week period ended June 27, 2021 for purposes of combining with the PLBY statements of operations for the year ended December 31, 2020 and for the six month period ended June 30, 2021, respectively, and have used Honey Birdette’s balance sheet at June 27, 2021 to combine with the historical balance sheet of PLBY at June 30, 2021 for purposes of preparing the unaudited pro forma condensed combined balance sheet as of June 30, 2021.

The acquisition has been accounted for under the acquisition method of accounting in accordance with Accounting Standard Codification (“ASC”) 805, Business Combinations (“ASC 805”). Under the acquisition method of accounting, the total estimated purchase price, calculated as described in Note 1 to the unaudited pro forma condensed combined financial information, is allocated to the net tangible and intangible assets of Honey Birdette acquired in connection with the acquisition, based on their estimated fair values. Management has made a preliminary allocation of the estimated purchase price to the net tangible and intangible assets acquired and liabilities assumed based on various preliminary estimates. These preliminary estimates and assumptions are subject to change during the measurement period (up to the time it takes to gather the necessary information and no longer than one year from the acquisition date). The final determination of the values of assets and liabilities and integration costs may result in actual values, assets, liabilities and expenses that are different from those set forth in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared by management for illustrative purposes only and is not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized had PLBY and Honey Birdette been a combined company during the specified periods. The unaudited pro forma condensed combined financial information does not reflect any operating efficiencies and/or cost savings that may be achieved with respect to the combined companies, or any liabilities that may result from integration activities. The pro forma adjustments are based on the information available at the time of the preparation of this document. The unaudited pro forma condensed combined financial information, including the notes thereto, is qualified in its entirety by reference to, and should be read in conjunction with the audited financial statements of PLBY’s wholly-owned subsidiary and accounting predecessor, Playboy Enterprises, Inc., included in the Current Report on Form 8-K/A as filed by PLBY with the Securities and Exchange Commission on March 31, 2021, and PLBY’s Quarterly Report on Form 10-Q for the six months ended June 30, 2021, in addition to Honey Birdette’s historical consolidated financial statements for the 52-week period ended June 27, 2021, which are included in Exhibit 99.1 to this Current Report on Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet

(in thousands)

	PLBY Historical	Honey Birdette Historical
	June 30, 2021	June 27, 2021	Transaction Accounting Adjustments	Notes	Financing	Notes	Pro Forma Combined
	Note (3a)	Note (3b)
Assets
Current assets:
Cash and cash equivalents	$255,529	$3,956	$(233,441)	3(c)	$66,243	3(c)	$92,287
Receivables, net of allowance for doubtful accounts	6,770	1,339	—		—		8,109
Inventories, net	18,263	7,959	6,233	3(j)	—		32,455
Prepaid expenses and other current assets	14,215	2,208	—		—		16,423
Total current assets	294,777	15,462	(227,208)		66,243		149,274
Restricted cash	2,130	—	—		—		2,130
Property and equipment, net	20,925	5,333	—		—		26,258
Intangible assets, net	342,812	41	77,236	3(d)	—		420,048
			(41)	3(n)
Goodwill	16,814	—	224,088	3(k)	—		240,575
			(368)	3(n)
			41	3(n)
Contract assets, net of current portion	14,667	—	—		—		14,667
Other noncurrent assets	12,657	609	—		—		13,266
Total assets	$704,782	$21,445	$73,748		$66,243		$866,218
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,467	$3,568	$—		$—		$19,035
Accrued salaries, wages, and employee benefits	2,377	1,191	—		—		3,568
Deferred revenues, current portion	10,644	368	(368)	3(n)	—		10,644
Long-term debt, current portion	2,093	—	—		700	3(f)	2,793
Contingent consideration	—	—	25,340	3(o)	—		25,340
Other current liabilities and accrued expenses	19,359	9,635	8,186	3(h)	—		37,548
			368	3(d)
Total current liabilities	49,940	14,762	33,526		700		98,928
Deferred revenues, net of current portion	42,891	—	—		—		42,891
Long-term debt, net of current portion	159,438	—	—		67,558	3(g)	226,996
Deferred tax liabilities, net	73,797	—	22,489	3(e)	—		96,286
Other noncurrent liabilities	5,160	1,122	1,471	3(d)	—		7,753
Total liabilities	331,226	15,884	57,486		68,258		472,854
Commitments and contingencies (Note 13)
Redeemable noncontrolling interest	(208)	—	—		—		(208)
Stockholders’ equity:
Common stock	4	—	216	3(l)	—		220
Treasury stock, at cost	(4,445)	—	—		—		(4,445)
Additional paid-in capital	470,134	—	29,793	3(l)	—		499,927
Accumulated deficit	(91,929)	5,561	(8,186)	3(h)	(2,015)	3(i)	(102,130)
			(5,561)	3(m)
Total stockholders’ equity	373,764	5,561	16,262		(2,015)		393,572
Total liabilities, redeemable noncontrolling interest, and stockholders' equity	$704,782	$21,445	$73,748		$66,243		$866,218

See accompanying notes to unaudited pro forma combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands, except per share amounts)

	PLBY Historical	Honey Birdette Historical
	Six Months Ended		Transaction
	June 30, 2021	June 27, 2021	Accounting Adjustments	Notes	Financing	Notes	Pro Forma Combined
	Note (4a)	Note (4b)
Net revenues	$92,531	$37,900	$—		$—		$130,431
Costs and expenses
Cost of sales	(42,699)	(7,921)	—		—		(50,620)
Selling and administrative expenses	(57,561)	(17,078)	(3,182)	4(c)			(77,821)
Related party expenses	(250)	—	—		—		(250)
Total costs and expenses	(100,510)	(24,999)	(3,182)		—		(128,691)
Operating (loss) income	(7,979)	12,901	(3,182)		—		1,740
Nonoperating income (expense):
Interest expense	(5,550)	(3)	—		(2,301)	4(d)	(7,854)
Loss on extinguishment of debt	(1,217)	—	—		—		(1,217)
Other income, net	742	99	—		—		841
Total nonoperating (expense) income	(6,025)	96	—		(2,301)		(8,230)
Income (loss) before income taxes	(14,004)	12,997	(3,182)		(2,301)		(6,490)
Benefit (expense) from income taxes	91	(2,978)	877	4(g)	634	4(g)	(1,376)
Net (loss) income	(13,913)	10,019	(2,305)		(1,667)		(7,866)
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—		—		—
Net (loss) income attributable to PLBY	$(13,913)	$10,019	$(2,305)		$(1,667)		$(7,866)
Net loss per share, basic and diluted	$(0.42)	$—					$(0.23)
Weighted-average shares used in computing net loss per share, basic and diluted	33,298,957	—	1,129,331	3(l)			34,428,288

See accompanying notes to unaudited pro forma combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations

(in thousands, except per share amounts)

	PLBY Historical	Honey Birdette Historical
	12 Months Ended		Transaction
	December 31, 2020	December 27, 2020	Accounting Adjustments	Notes	Financing	Notes	Pro Forma Combined
	Note (4a)	Note (4b)
Net revenues	$147,662	$53,862	$—		$—		$201,524
Costs and expenses:
Cost of sales	(73,180)	(14,774)	(6,233)	4(e)	—		(94,187)
Selling and administrative expenses	(59,863)	(25,788)	(8,186)	4(f)	(2,015)	3(j)	(101,547)
			(5,695)	4(c)
Related-party expenses	(1,007)	—	—		—		(1,007)
Total costs and expenses	(134,050)	(40,562)	(20,114)		(2,015)		(196,741)
Operating income (loss)	13,612	13,300	(20,114)		(2,015)		4,783
Nonoperating income (expense):
Investment income	30	1	—		—		31
Interest expense	(13,463)	—	—		(4,577)	4(d)	(18,040)
Gain from settlement of convertible promissory note	1,454	—	—		—		1,454
Other income, net	168	1,321	—		—		1,489
Total nonoperating (expense) income	(11,811)	1,322	—		(4,577)		(15,066)
Income (loss) before provision for income taxes	1,801	14,622	(20,114)		(6,592)		(10,283)
Benefit (expense) from income taxes	(7,072)	(4,671)	3,286	4(g)	1,816	4(g)	(6,641)
Net (loss) income	(5,271)	9,951	(16,828)		(4,776)		(16,924)
Net (loss) income attributable to redeemable noncontrolling interest	—	—	—		—		—
Net (loss) income attributable to PLBY	$(5,271)	$9,951	$(16,828)		$(4,776)		$(16,924)
Net loss per share, basic and diluted	$(1.33)	$—	$—				$(3.32)
Weighted-average shares used in computing net loss per share, basic and diluted	3,961,996	—	1,129,331	3(l)			5,091,327

See accompanying notes to unaudited pro forma combined financial information.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

1.	Basis of Pro Forma Presentation

Description of the Acquisition

On June 28, 2021 (“Contract Date”), PLBY entered into a Share Purchase Agreement (the “SPA”) to acquire Honey Birdette, a company organized under the laws of Australia. Aggregate consideration of $327.7 million as of the Contract Date consisted of approximately $235.0 million in cash based on an exchange rate of 0.7391 and 2,155,849 shares of PLBY common stock, valued at $92.7 million as of the Contract Date, based on a Contract Date per share price of $43.02. Pursuant to the SPA, on August 9, 2021 (“Closing Date”), PLBY acquired all of the capital stock of Honey Birdette. PLBY’s Closing Date per share price of $26.57 resulted in total consideration transferred of $288.7 million. As a result of the transaction, Honey Birdette became an indirect, wholly-owned subsidiary of PLBY. On August 19, 2021, an additional 4,412 shares of PLBY common stock were issued to the Honey Birdette sellers pursuant to the terms of a true-up under the SPA. For the proforma purposes these shares have been considered issued at Closing.

In connection with the acquisition, on August 11, 2021, PLBY entered into an amendment (the “First Amendment”) to its Credit and Guaranty Agreement, dated May 25, 2021 (the “2021 Term Credit Agreement”) to (a) obtain a $70.0 million incremental term loan for the purpose of funding the acquisition, thereby increasing the aggregate principal amount of term loan indebtedness outstanding under the 2021 Term Credit Agreement to $230.0 million, and (b) amend the terms of the 2021 Term Credit Agreement to, among other things, permit Honey Birdette and certain of its subsidiaries to guaranty the obligations under the 2021 Term Credit Agreement.

Basis of Pro Forma Preparation

The unaudited pro forma combined financial statements are based on the historical consolidated financial statements of PLBY and the historical financial statements of Honey Birdette, after giving effect to the acquisition using the acquisition method of accounting in accordance with ASC 805, and applying the assumptions and adjustments described herein.

The unaudited pro forma condensed combined balance sheet as of June 30, 2021 combines the historical consolidated balance sheets of PLBY and Honey Birdette, giving effect to the acquisition as if it had been completed on June 30, 2021. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2021 and for the year ended December 31, 2020 combine the historical consolidated statements of operations of PLBY and Honey Birdette, giving effect to the acquisition as if it had been completed on January 1, 2020.

The pro forma financial statements are presented in United States dollars (“USD”) and prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). Since Honey Birdette’s historical consolidated financial statements are presented in Australian dollars (“AUD”) and prepared in accordance with International Financial Reporting Standards (“IFRS”), the historical financial information of Honey Birdette used in the pro forma financial statements has been reconciled to US GAAP and translated into USD. For comparative purposes certain line items were renamed or reclassified to conform with the pro forma financial presentation.

PLBY and Honey Birdette have different fiscal quarter and year ends. Honey Birdette follows a fiscal calendar widely used by the retail industry that results in a fiscal year consisting of a 52- or 53-week period ending on the Sunday closest to June 30. Each fiscal year of Honey Birdette consists of four 13-week quarters, with an extra week added to each fiscal year every five or six years. PLBY follows a monthly reporting calendar, with its fiscal year ending on December 31. Accordingly, the unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2020 combines the historical results of (i) Honey Birdette for the 52-week period ended December 27, 2020 and (ii) PLBY for the 12-month period ended December 31, 2020. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 combines the historical results of (i) Honey Birdette for the 26-week period ended June 27, 2021 and (ii) PLBY for the six-month period ended June 30, 2021. We have prepared Honey Birdette’s statements of operations for the 52-week period ended December 27, 2020 and for the 26-week period ended June 27, 2021 for purposes of combining with the PLBY statements of operations, and have used Honey Birdette’s balance sheet at June 27, 2021 to combine with the historical balance sheet of PLBY at June 30, 2021 for purposes of preparing the unaudited pro forma condensed combined balance sheet as of June 30, 2021. The difference in fiscal periods for Honey Birdette and PLBY is considered to be insignificant and no related adjustments have been made in the preparation of this unaudited pro forma condensed combined financial information.

Accounting Policies

During preparation of the unaudited pro forma condensed combined financial information, PLBY management performed a preliminary analysis to identify differences in accounting policies and methodologies between PLBY and Honey Birdette. Such differences were considered immaterial, other than the lease adjustment discussed in Note 4(b), and no other related adjustments have been made in the preparation of this unaudited pro forma condensed combined financial information. PLBY management will continue to conduct reviews of Honey Birdette’s accounting policies and methodologies and may identify differences that, when adjusted or reclassified, could have a material impact on the unaudited pro forma condensed combined financial information.

2.	Preliminary Acquisition Price Allocation

Consideration Transferred

The following table presents the fair value of the consideration transferred in the acquisition of Honey Birdette (in thousands) at Closing. The amounts initially reported in AUD, were translated into USD using an exchange rate of 0.73558 as of the Acquisition Date.

Cash consideration, net of transaction bonuses (1)	$233,441
Stock consideration:
Transferred shares (2)	29,889
Lock-up shares (3)	27,390
FY22 true-up (4)	(2,050)
FY21 true-up (5)	120
Total consideration transferred	$288,790

(1) Net of transaction bonuses of $0.4 million awarded to Honey Birdette executives in connection with the acquisition.

(2) The fair value of approximately 1,124,919 shares of common stock of PLBY transferred to the sellers based on a price of $26.57 per share at Closing.

(3) The fair value of approximately 1,030,930 shares of common stock of PLBY issued and held in a transfer agent account based on a price of $26.57 per share at Closing.

The lock-up shares are subject to the following post-closing true-up adjustments:

Following the Closing, the Honey Birdette sellers are entitled to the issuance of additional shares of PLBY common stock in the event that Honey Birdette’s financial results for each of its 2021 and 2022 fiscal years exceed certain financial targets set forth in the SPA (each a “True-Up”). In the event that Honey Birdette fails to achieve certain financial results for its 2021 and 2022 fiscal years as set forth in the SPA, a portion of the stock consideration may be canceled in accordance with the terms of the SPA. On August 19, 2021, an additional 4,412 shares of PLBY common stock were issued to the Honey Birdette sellers pursuant in satisfaction of the fiscal year 2021 True-Up.

(4) FY22 True-up adjustment represents a fair value of the settlement at Closing based on Honey Birdette’s fiscal year 2022 forecasted revenue.

(5) FY21 True-up adjustment represents a fair value of the settlement at Closing based on Honey Birdette’s fiscal year 2021 EBITDA results and price per share of $26.57 at Closing, which resulted in 4,412 shares of common stock of PLBY being issued to the sellers.

The following table presents the preliminary estimates of fair values of the assets acquired and the liabilities assumed as if the acquisition had closed on June 30, 2021. The allocation of assets and liabilities was performed in accordance with ASC 805, utilizing the definition of fair value as defined in ASC 820. The fair values of the below listed assets and liabilities were calculated as of August 9, 2021 (the “Acquisition Date”) and adjusted to reflect the balances as of June 30, 2021 to be used in the preparation of this unaudited pro forma condensed combined financial information. PLBY’s preliminary estimates are based on the information that was available as of the date of this filing. The preliminary estimated allocation will be subject to further refinement and may result in material changes. These changes will primarily relate to the allocation of consideration transferred and the fair value assigned to all tangible and intangible assets and liabilities acquired and identified. The final purchase price and goodwill could differ significantly from the current estimate, which could materially impact the pro forma financial statements. PLBY has one year from the Acquisition Date to finalize these amounts:

Net assets and liabilities (in thousands):	As of June 30, 2021
Inventory (1)	$14,190
Property and equipment	5,333
Other tangible net assets (liabilities)	(11,685)
Unfavorable leasehold interest, net	(1,839)
Trade name	77,236
Deferred tax liability	(22,489)
Total net assets acquired	60,746
Purchase consideration, net of $4 million cash acquired	284,834
Goodwill	$224,088

(1) The fair value of inventory includes inventory step-up adjustment of $6.23 million.

Property and Equipment: The following table shows a breakdown of the preliminary fair value of property and equipment and their estimated useful lives as of June 30, 2021:

	Estimated Useful Life (in years)	Fair Value (in thousands)
Furniture and fixtures	5	$427
Leasehold improvements	5	4,906
		$5,333

Intangible Assets (liabilities): The following table shows a breakdown of the preliminary fair value of identifiable intangible assets acquired and liabilities assumed, including their estimated useful lives as of June 30, 2021:

	Estimated Useful Life (in years)	Fair Value (in thousands)
Trade name	12	$77,236
Unfavorable leasehold interest, net	5	(1,839)
		$75,397

3.	Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet

Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined balance sheet:

(a)	Represents the unaudited historical condensed consolidated balance sheet of PLBY as of June 30, 2021.

(b)	Represents the unaudited historical condensed consolidated balance sheet of Honey Birdette as of June 27, 2021.

The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

(c)	Represents the adjustment to cash and cash equivalents as follows (in thousands):

Pro forma financing adjustment:
Net proceeds from term loan facility (1)	$66,243
Pro forma transaction accounting adjustment:
Consideration transferred (2)	(233,441)
Total pro forma adjustment to cash	$(167,198)

(1) Reflects the proceeds, net of $2.0 million in debt issuance costs, charged to operations, and $1.7 million of debt discount capitalized, from the additional term loan facility discussed in Note 1.

(2) Reflects total cash consideration transferred to Honey Birdette upon closing net of $0.4 million transaction bonuses to Honey Birdette executives.

(d)	Represents the adjustment to intangible assets (liabilities) of Honey Birdette based on the estimated fair value as discussed in Note 2.

(e)	The pro forma tax adjustments are calculated using an estimated blended statutory rate of 27.55% based on the predominant taxable jurisdictions of Honey Birdette.

(f)	The current portion of the debt adjustment is comprised of the proceeds of the First Amendment that will be due to be repaid within the first 12 months after issuance.

(g)	The non-current portion of the debt adjustment is comprised of the proceeds of the First Amendment that will be due to be repaid after the first 12 months after issuance, net of unamortized debt discount.

(h)	Represents the accrual of additional transaction costs incurred subsequent to June 30, 2021. The remaining transaction costs of $4.7 million are included in the historical income statement of PLBY for the six months ended June 30, 2021. These costs will not affect PLBY’s income statement beyond 12 months after the Acquisition Date.

(i)	Represents debt issuance costs associated with the First Amendment that were expensed.

(j)	Represents a step-up adjustment to inventory of Honey Birdette based on the estimated fair value as discussed in Note 2.

(k)	Reflects the preliminary purchase price allocation and recognition of goodwill based on the estimated fair value discussed in Note 2.

(l)	Reflects the issuance of 1,124,919 and 4,412 shares of common stock of PLBY (par value of $0.0001 per share) to Honey Birdette sellers at a price per share of $26.57 at Closing as discussed in Note 1.

(m)	Reflects the elimination of historical equity of Honey Birdette.

(n)	Represents an adjustment to derecognize certain assets and liabilities to fair value.

(o)	Represents the fair value of contingent consideration in relation to the Lock-up Shares and FY22 True-up as discussed in Note 2.

4.	Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations

Refer to the items below for a reconciliation of the pro forma adjustments reflected in the unaudited pro forma condensed combined statements of operations:

(a)	Represents the unaudited historical condensed consolidated statements of operations of PLBY for the year ended December 31, 2020 and the six months ended June 30, 2021.

(b)	Represents the unaudited historical condensed consolidated statements of operations of Honey Birdette for the 52-week period ended December 27, 2020 and the 26-week period ended June 27, 2021.

The pro forma adjustments included in the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 are as follows:

(c)	Represents the adjustments to record amortization expense related to the increased basis of acquired intangible assets of Honey Birdette and unfavorable leasehold interest liability, which have been recorded at estimated fair value on a pro forma basis and will be amortized, on a straight-line basis, over their estimated useful lives as discussed in Note 2.

(d)	Represents additional interest expense and amortization of related debt discount associated with the borrowing of an additional $70.0 million under PLBY’s 2021 Term Credit Agreement used to partially finance the acquisition.

(e)	Represents the amortization of the inventory fair value step-up adjustment.

(f)	Represents transaction costs incurred subsequent to June 30, 2021 through the Acquisition Date.

(g)	The pro forma tax adjustments are calculated using an estimated blended statutory rate of 27.55% based on the predominant taxable jurisdictions of Honey Birdette.

5.	Adjustments to Honey Birdette Historical Financial Statements to Conform to U.S. GAAP

During the preparation of these unaudited pro forma condensed combined financial statements, management performed a preliminary analysis of Honey Birdette’s financial information to identify differences in accounting policies as compared to those of PLBY and differences in financial statement presentation as compared to the presentation of PLBY, including certain adjustments and reclassifications to conform the historical financial information of Honey Birdette from IFRS to US GAAP and to translate the financial statements from AUD to USD.

Following the acquisition, PLBY will perform a detailed review of Honey Birdette’s accounting policies. As a result of that review, PLBY may identify differences between the accounting policies of PLBY and Honey Birdette that, when conformed, could have a material impact on the consolidated financial statements of the combined company. At this time, PLBY is not aware of any significant accounting policy differences.

Honey Birdette Pro Forma Condensed Balance Sheet

As of June 27, 2021

(in thousands)

	Historical Honey Birdette (AUD)	IFRS to U.S. GAAP and Reclassification Adjustments (AUD)	Notes	Historical Adjusted Honey Birdette (AUD)	Historical Adjusted Honey Birdette (USD)
Assets
Current assets:
Cash and cash equivalents	$5,211	$(2)	5(e)	$5,209	$3,956
Trade and other receivables/Receivables, net of allowance for doubtful accounts	1,763	—		1,763	1,339
Inventories/Inventories, net	10,481	(1)	5(e)	10,480	7,959
Other current assets/Prepaid expenses and other current assets	2,908	—		2,908	2,208
Total current assets	20,363	(3)		20,360	15,462
Property, plant and equipment/Property and equipment, net	7,022	1	5(e)	7,023	5,333
Intangible assets/Intangible assets, net	54	—		54	41
Right-of-use asset	13,891	(13,891)	5(b)i, 5(b)iv	—	—
Deferred tax assets	803	(803)	5(d)	—	—
Other noncurrent assets	—	802	5(d)	802	609
Total assets	$42,133	$(13,894)		$28,239	$21,445
Liabilities and Stockholders’ Equity
Current liabilities:
Trade and other payables/Accounts payable	$14,886	$(10,187)	5(d)	$4,699	$3,568
Lease liabilities	5,242	(5,242)	5(b)i	—	—
Current tax liabilities	2,246	(2,246)	5(d)	—	—
Employee benefits/Accrued salaries, wages, and employee benefits	677	891	5(d)	1,568	1,191
Provisions	1,120	(1,120)	5(d)	—	—
Deferred revenues, current portion	—	485	5(d)	485	368
Other current liabilities and accrued expenses	—	12,687	5(b)ii, 5(d)	12,687	9,635
Total current liabilities	24,171	(4,732)		19,439	14,762
Lease liabilities	10,259	(10,259)	5(b)i	—	—
Employee benefits	39	(39)	5(d)	—	—
Provisions	363	(363)	5(d)	—	—
Deferred tax liabilities, net	570	(570)	5(d)	—	—
Other noncurrent liabilities	—	503	5(b)ii	1,477	1,122
	—	974	5(d)
Total liabilities	35,402	(14,486)		20,916	15,884
Stockholders’ equity:
Share Capital/Common stock	1	(1)	5(d)	—	—
Retained Earnings/Accumulated deficit	7,192	131	5(b)i, 5(b)ii, 5(b)iv, 5(d)	7,323	5,561
Foreign currency translation reserve	(462)	462	5(d)	—	—
Total stockholders’ equity	6,731	592		7,323	5,561
Total liabilities, redeemable noncontrolling interest, and stockholders’ equity	$42,133	$(13,894)		$28,239	$21,445

Honey Birdette Pro Forma Condensed Income Statement

26-Week Period Ended June 27, 2021

(in thousands)

	Historical Honey Birdette (AUD)	IFRS to U.S. GAAP and Reclassification Adjustments (AUD)	Notes	Historical Adjusted Honey Birdette (AUD)	Historical Adjusted Honey Birdette (USD)
Net revenues	$49,132			$49,132	$37,900
Costs and expenses
Cost of sales	(10,268)	–		(10,268)	(7,921)
Selling and administrative expenses	(21,351)	(788)	5(b)ii, 5(b)iii, 5(b)iv, 5(b)vi	(22,139)	(17,078)
Total costs and expenses	(31,619)	(788)		(32,407)	(24,999)
Operating income (loss)	17,513	(788)		16,725	12,901
Nonoperating income (expense):
Interest expense	(351)	347	5(b)v	(4)	(3)
Loss on extinguishment of debt	–	–		—	—
Other (expense) income, net	128	–		128	99
Total nonoperating (expense) income	(223)	347		124	96
Income before income taxes	17,290	(441)		16,849	12,997
Benefit (expense) from income taxes	(3,868)	7	5(c)	(3,861)	(2,978)
Net income	$13,422	$(434)		$12,988	$10,019

Honey Birdette Pro Forma Condensed Income Statement

52-Week Period Ended December 27, 2020

(in thousands)

	Historical Honey Birdette (AUD)	IFRS to U.S. GAAP and Reclassification Adjustments (AUD)	Notes	Historical Adjusted Honey Birdette (AUD)	Historical Adjusted Honey Birdette (USD)
Net revenues	$78,024			$78,024	$53,862
Costs and expenses				–	–
Cost of sales	(21,401)	–		(21,401)	(14,774)
Selling and administrative expenses	(36,982)	(253)	5(b)ii, 5(b)iii, 5(b)iv, 5(b)vi	(37,235)	(25,704)
Loss on disposals of assets	(121)	–		(121)	(84)
Total costs and expenses	(58,504)	(253)		(58,757)	(40,562)
Operating income (loss)	19,520	(253)		19,267	13,300
Nonoperating income (expense):
Investment income	1	–		1	1
Interest expense	(1,253)	1,253	5(b)v	–	–
Other income, net	1,913	–		1,913	1,321
Total nonoperating income	661	1,253		1,914	1,322
Income (loss) before provision for income taxes	20,181	1,000		21,181	14,622
Provision for income taxes	$(6,756)	$(10)	5(c)	$(6,766)	$(4,671)
Net income	13,425	990		14,415	9,951

(a)	The historical pro forma condensed balance sheet and condensed income statements, each initially reported in AUD, were translated into USD using the following historical foreign exchange rates:

AUD/USD
Period end exchange rate as of June 27, 2021	0.7594
Average exchange rate for the 52-week period ended December 27, 2020	0.6903
Average exchange rate for the 26-week period ended June 27, 2021	0.7714

(b)	Lease accounting: Honey Birdette accounts for all leases as finance leases under IFRS 16 whereas under U.S. GAAP, leases are classified as either finance or operating. Additionally, PLBY currently accounts for its leases under ASC 840 whereby operating leases are not recognized on the balance sheet. As a result, the following adjustments were made to convert Honey Birdette’s consolidated balance sheet and income statements from IFRS to U.S. GAAP:

(i)	Noncurrent assets, current liabilities and other noncurrent liabilities were reduced by the carrying amount of the finance lease right of use assets and finance lease liabilities, respectively. The net difference between the right of use assets and liabilities was recorded as an adjustment to accumulated deficit.

(ii)	Deferred rent was recorded for operating leases within other current and noncurrent liabilities under U.S. GAAP.

(iii)	Depreciation expense on the right of use assets was reversed due to such assets being derecognized under U.S. GAAP.

(iv)	Previously recorded impairment on the right of use assets was reversed due to such assets being derecognized under U.S. GAAP.

(v)	Interest expense related to the lease liability was reversed due to the derecognition of the lease liability under U.S. GAAP.

(vi)	Straight-line rent expense was recorded for all operating leases under U.S. GAAP.

(c)	Represents the tax impact of all U.S. GAAP conversion adjustments above.

(d)	Represents a reclassification to conform to PLBY’s presentation.

(e)	Represents adjustments due to differences in foreign currency translation rates used between Honey Birdette and PLBY.